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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2000, except for Note 12, which is as of October 17, 2000, relating to the consolidated financial statements of Ironside Technologies Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
October 18, 2000